UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2004

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4601 DTC Boulevard, Suite 750 Denver, Colorado	80237-2571
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2004, Apollo Gold Corporation (the “Issuer”) closed the first 8,299,999 unit tranche of an 10,625,000 unit offering at $0.75 per unit for gross proceeds of $6,225,000. Each unit consists of one common share and a share warrant exercisable for three-fourths of one share at $1.00 per share. The second tranche of 2,325,000 units is expected to close on or about January 10, 2005.

In connection with the offering (the “Units Offering”), the Issuer entered into an Agency Agreement that is described below. The agent has an option to increase the total size of the Units Offering by an additional 1,875,000 units, for a total of up to 12,500,000 units. The agent has exercised its option in full, with 708,333 of the over-allotment units expected to be sold at the closing of the second tranche, and the balance of 1,666,667 units expected to be sold in a third tranche anticipated to close by January 18, 2005.

The Units Offering is being made pursuant to the Issuer’s registration statement on Form S-3 (Reg. No. 333-119198) and prospectus supplements filed with the Securities and Exchange Commission on December 20, 2004 and January 3, 2005.

Agency Agreement

In connection with the registered units offering, the Issuer entered into an Agency Agreement with Regent Mercantile Bancorp Inc. (“Bancorp”), on December 31, 2004 (the “Agency Agreement”). Pursuant to the Agency Agreement, Bancorp will receive a cash underwriting commission equal to 6.5% of the gross proceeds from the offering of the units. In addition, Bancorp will receive compensation warrants (the “Compensation Warrants”) exercisable for up to 10% of the aggregate units sold pursuant to the offering at an exercise price of $0.75 per unit. The Agency Agreement includes an option permitting Bancorp to sell up to an additional 1,875,000 units. The sale of all units, including the option units, is on a best efforts basis. The Agency Agreement contains certain covenants that, among other things, the Issuer will not sell or grant any securities of the Issuer, subject to certain exceptions, for a period of three months without the prior consent of Bancorp. The foregoing description is qualified in its entirety by reference to the Agency Agreement attached to this Current Report on Form 8-K as Exhibit 1.1.

This filing does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein in any jurisdiction. The offering may be made in the United States only by means of a prospectus and related prospectus supplement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
1.1.	Agency Agreement between the Issuer and Regent Mercantile Bancorp, Inc. dated December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2005

APOLLO GOLD CORPORATION

By:	/s/ R. Llee Chapman
R. Llee Chapman
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Agency Agreement between the Issuer and Regent Mercantile Bancorp, Inc. dated December 31, 2004.